UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2010

United Development Funding IV
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-152760 (1933 Act)	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas
76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                        Entry into a Material Definitive Agreement.

On March 24, 2010, United Development Funding IV, a Maryland real estate investment trust (“UDF IV”) entered into two Participation Agreements (collectively, the “Participation Agreements”) with United Development Funding III, LP, a Delaware limited partnership (“UDF III”), pursuant to which UDF IV purchased a 100% participation interest in UDF III’s lot inventory line of credit loan facilities (the “Lot Inventory Loans”) to Buffington Texas Classic Homes, LLC, a Texas limited liability company and Buffington Signature Homes, LLC, a Texas limited liability company (collectively, “Buffington”).  The purchase price for the participation interest is equal to the sum of $734,259.40, which is the outstanding balance of the Lot Inventory Loans on the purchase date, plus UDF IV’s assumption of all funding obligations of UDF III under the Lot Inventory Loans.

The Lot Inventory Loans provide Buffington, which is a homebuilding group, with financing for the acquisition of residential lots which are held as inventory to facilitate Buffington’s new home construction business in the greater Austin, Texas area.  The Lot Inventory Loans are evidenced by promissory notes, are secured by first lien deeds of trust on the lots financed under the Lot Inventory Loans, and are guaranteed by Buffington’s parent company and an affiliate company of Buffington.  When a lot is slated for residential construction, Buffington obtains an interim construction loan and the principal advanced for the acquisition of the lot is repaid under the Lot Inventory Loans.

Pursuant to the Participation Agreements, UDF IV will participate in the Lot Inventory Loans by funding UDF III’s lending obligations under the Lot Inventory Loans up to an aggregate maximum amount of $4,500,000.  The Participation Agreements give UDF IV the right to receive repayment of all principal and accrued interest relating to amounts funded by UDF IV under the Participation Agreements.  The interest rate for the Lot Inventory Loans is the lower of 14% or the highest rate allowed by law.  UDF IV’s participation interest is repaid as Buffington repays the Lot Inventory Loans.  For each loan originated to it, Buffington is required to pay interest monthly and to repay the principal advanced to it no later than 12 months following the origination of the loan.  The Lot Inventory Loans mature in August, 2010.

UDF III is required to purchase back UDF IV’s participation interest in the Lot Inventory Loans (i) upon a foreclosure of UDF III’s assets by its lenders, (ii) upon the maturity of the Lot Inventory Loans, or (iii) at any time upon thirty (30) days prior written notice from UDF IV.  In such event, the purchase price paid to UDF IV will be equal to the outstanding principal amount of the Lot Inventory Loans on the date of termination, together with all accrued interest due thereon, plus any other amounts due to UDF IV under the Participation Agreements.

UDF III will continue to manage and control the Lot Inventory Loans while UDF IV owns a participation interest in the Lot Inventory Loans.  Pursuant to the Participation Agreements, UDF IV has appointed UDF III as its agent to act on its behalf with respect to all aspects of the Lot Inventory Loans; however, UDF III must obtain UDF IV’s consent to any modification or amendment of the Lot Inventory Loans, the acceleration of the Lot Inventory Loans and the enforcement of the rights and remedies available to the holder of the Lot Inventory Loans.

UMTH General Services, L.P., a Delaware limited partnership (“UMTH GS”), is UDF IV’s advisor and is responsible for managing UDF IV’s affairs on a day-to-day basis. UMTH GS has engaged UMTH Land Development, L.P., a Delaware limited partnership (UMTH LD), as UDF IV’s asset manager.  UMTH LD is UDF III’s general partner.  UMTH LD has organized an Investment Committee with the principal function of overseeing the investment and finance activities of the United Development Funding programs managed and advised by UDF IV’s advisor and UMTH LD.  UDF IV’s and UDF III’s investment and finance activates are overseen by UMTH LD.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as "may," "will," "can" "anticipate," "assume," "should," "indicate," "would," "believe," "contemplate," "expect," "seek," "estimate," "continue," "plan," "point to," "project," "predict," "could," "intend," "target," "potential," and other similar words and expressions of the future. Forward-looking statements may not be realized due to a variety of factors, including, without limitation, future economic, competitive and market conditions, regulatory framework, and future business decisions, and the other factors referenced in our Prospectus and our periodic reports filed with the SEC, which contain a list of specific risk factors that could cause actual results to differ materially from those indicated by our forward-looking statements made in this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

Dated: March 26, 2010	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer